UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 1, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2016, pursuant to a note purchase and assignment agreement dated October 31, 2016, B44 LLC agreed to assign its two promissory notes ($50,000 issued on September 6, 2015 and $75,000 issued on January 13, 2016) to an unaffiliated accredited investor. Under the note purchase and assignment agreement, the accredited investor paid $25,000 to B44 and has the option to purchase B44's remaining interest in the notes in four additional tranches of $25,000 each in its sole discretion. As part of this transaction, CannaSys, Inc. issued a replacement convertible promissory note to the accredited investor that provides for interest at 2% per annum and conversion of any amounts funded by the replacement note into shares of CannaSys common stock in accordance with its terms. The principal sum and related interest due to the holder shall be prorated based on the number of tranches actually acquired by the holder from B44. The replacement convertible promissory note was issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. The investor confirmed and acknowledged, in writing, that it is an "accredited investor" as defined in Rule 501(a) of Regulation D and that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The information set forth in Items 3.02 and 5.02 is incorporated by reference in this Item 1.01.

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 3.02 is incorporated by reference in this Item 2.03.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On November 4, 2016, an accredited investor funded $25,000, the first tranche of an 8% Convertible Promissory Note up to $137,500 under the Securities Purchase Agreement between CannaSys, Inc. and the accredited investor. CannaSys received $23,000, less $2,000 retained by the accredited investor for its legal fees and expenses. The Securities Purchase Agreement and Convertible Promissory Note provide for funding up to $137,500, in tranches of $25,000 each, with additional tranches in the sole discretion of the accredited investor, resulting in funding up to $125,000 with total original issue discounts of $12,500 pro rated per tranche under the note. The outstanding amounts funded under the convertible note are convertible into shares of CannaSys common stock in accordance with its terms. The Securities Purchase Agreement and Convertible Promissory Note were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. The accredited investor confirmed and acknowledged, in writing, that it is an "accredited investor" as defined in Rule 501(a) of Regulation D and that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The information set forth in Item 5.02 is incorporated by reference in this Item 3.02.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 1, 2016, CannaSys, Inc. and Patrick G. Burke entered to a consulting agreement to engage Mr. Burke's services as Chief Operating Officer for a term of six months unless mutually extended by the parties. Mr. Burke's compensation will consist of $5,000 per month and 150,000 shares of common stock, to be issued as follows: 50,000 shares at signing, 50,000 shares on January 1, 2017, and 50,000 shares on March 1, 2017.

Mr. Burke, 25, earned an MBA in May 2016 in marketing, entrepreneurship, and leadership from Penn State Smeal College of Business and a BS in chemical engineering from the University of Colorado College of Engineering and Applied Science. Since January 2015, Mr. Burke has been a team leader for a market research group at the Penn State Fund for Innovation. From May 2015 to May 2016, he was associated with Buhv Designs, Denver, CO, in website design, business development, and technology implementation analysis. For approximately the last year, he also has been working on digital marketing strategies, market plans, and market research for personal proprietary marketing opportunities.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.61	Form of Securities Purchase Agreement dated as of October 31, 2016 between CannaSys, Inc. and an accredited investor	Attached
10.62	Form of Convertible Promissory Note between CannaSys, Inc. and an accredited investor dated October 31, 2016	Attached
10.63	Form of Replacement Convertible Promissory Note between CannaSys, Inc. and an accredited investor dated October 31, 2016	Attached
10.64	Consulting Agreement between CannaSys, Inc. and Patrick Burke dated October 31, 2016	Attached
Item 99	Miscellaneous
99.01	Press Release dated November 8, 2016	Attached
_______________________________________

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: November 14, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer